FORM OF POWER OF ATTORNEY

The undersigned hereby constitutes and appoints each of Jeffery E. Whicker and Olivia Caley of GBank Financial Holdings Inc. with full power of substitution, signing individually, the undersigned’s true and lawful authorized representatives and attorneys-in-fact and agents to execute for and on behalf of the undersigned and to file with the United States Securities and Exchange Commission and any other authority, any Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), and the rules promulgated thereunder related to GBank Financial Holdings Inc.

The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary and proper to be done in the exercise of any of the rights and powers herein granted, hereby ratifying and confirming all that such attorney-in-fact shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming any of the undersigned’s responsibilities to comply with Section 16 or any other provision of the 1934 Act.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file any Forms 3, 4 and 5 with respect to GBank Financial Holdings Inc., unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of July 3, 2025.

Kathryn S. Lever

FORM OF AUTHORIZATION LETTER

July 3, 2025

United States Securities and Exchange Commission 100 F Street, NE

Washington, D.C. 20549 Attn: Filing Desk

To Whom It May Concern:

By means of this letter I authorize Jeffery E. Whicker or Olivia Caley, or any of them individually, to sign on my behalf all forms required under Section 16(a) of the Securities Exchange Act of 1934, as amended, relating to transactions involving the stock or derivative securities of GBank Financial Holdings Inc. Any of these individuals is accordingly authorized to sign any Form ID, Form 3, Form 4, Form 5, or amendments to those forms that I am required to file with the same effect as if I had signed them myself.

This authorization will remain in effect until revoked in writing by me.

Yours truly,

Kathryn S. Lever